Exhibit 99.1

Badger Meter Reports Record Second Quarter Earnings and Earnings Per Share

MILWAUKEE--(BUSINESS WIRE)--July 21, 2010--Badger Meter, Inc. (NYSE: BMI) today reported results for the second quarter and six months ended June 30, 2010. Earnings and earnings per share for the second quarter set new all-time company records for continuing operations.

Second Quarter 2010 Highlights

  Net sales were $74,290,000 for the second quarter of 2010, a 9.6% increase from sales of $67,763,000 for the second quarter of 2009.
  Net earnings were a record $8,029,000 for the second quarter of 2010, a 3.5% increase from net earnings of $7,757,000 for the second quarter of 2009.
  Diluted earnings per share were a record $0.53 for the second quarter of 2010, a 1.9% increase from earnings of $0.52 per diluted share for the second quarter of 2009.

First Half 2010 Highlights

  Net sales were $136,089,000 for the first half of 2010, a 2.3% increase from sales of $133,087,000 for the first half of 2009.
  Net earnings were $13,381,000 for the first half of 2010, a 9.2% decrease from earnings of $14,730,000 for the first half of 2009.
  Diluted earnings per share were $0.89 for the first half of 2010, a 10.1% decrease from earnings of $0.99 per diluted share for the first half of 2009.

Operations Review

“The increase in orders and shipments that began late in the first quarter continued into the second quarter. Sales were up in the majority of our product lines. Higher sales of our products for water applications were driven by increased demand for automatic meter reading (AMR) and advanced metering infrastructure (AMI) technology products, especially the Badger® ORION® radio frequency automatic meter reading system, and products for commercial water applications. Sales of our specialty products continued to improve from the lows of 2009,” said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter.

Meeusen said the record second quarter earnings reflected a favorable product mix, the impact of the stronger U.S. dollar on international purchases and ongoing cost controls, somewhat offset by higher commodity costs, particularly copper. In addition, results include a gain of $740,000 for the fair value of land in Mexico which was received in settlement of claims against a building construction contractor.

“Our second quarter performance includes the results of Cox Flow Measurement, Inc., our new subsidiary that was formed in April following the acquisition of Cox Instruments LLC and Flow Dynamics, Inc. We are very pleased with this acquisition and the synergies between the two businesses,” said Meeusen.

“In addition to our improved performance from operations, our cash flow and balance sheet remain very strong. This puts us in a good position to continue creating shareholder value through new product development and additional acquisitions of companies that are developing the water and flow-measurement technologies of the future,” said Meeusen.

“We made excellent progress in the second quarter and expect this momentum to continue in the third quarter. Overall, we are optimistic about the remainder of the year,” added Meeusen.

Conference Call and Webcast

Badger Meter management will hold a conference call to discuss the company’s second quarter 2010 results on Thursday, July 22, 2010 at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties can listen to the call live on the Internet through the company’s Web site: www.badgermeter.com or by dialing 1-888-713-4215 and entering the passcode 89107269. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PMFLHEPLX. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. In addition, the Webcast is also available through Thomson’s investor portals. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

A telephone replay of the conference call will be available through Thursday, July 29, by dialing 1-888-286-8010 and entering the passcode 18629511. The Webcast will be archived on the company’s Web site until its next earnings release.

About Badger Meter

Badger Meter is a leading manufacturer and marketer of products incorporating liquid flow measurement and control technologies, developed both internally and with other technology companies, as well as the leader in providing digital connectivity to AMR/AMI technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

Certain statements contained in this news release, as well as other information provided from time to time by the Company or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should” and “objective” or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company’s then current views and assumptions and involve risks and uncertainties that include, among other things:

  the continued shift in the Company’s business from lower cost, manually read meters toward more expensive, value-added automatic meter reading (AMR) systems and advanced metering infrastructure (AMI) systems;
  the success or failure of newer Company products;
  changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, manually read meters;
  the actions (or lack thereof) of the Company’s competitors;
  changes in the Company’s relationships with its alliance partners, primarily its alliance partners that provide AMR/AMI connectivity solutions, and particularly those that sell products that do or may compete with the Company’s products;
  changes in the general health of the United States and foreign economies, including to some extent such things as the length and severity of the current global economic downturn, the ability of municipal water utility customers to authorize and finance purchases of the Company’s products, the Company’s ability to obtain financing, housing starts in the United States, and overall industrial activity;
  the impact of the United States and foreign government programs to stimulate national and global economies;
  changes in the cost and/or availability of needed raw materials and parts, such as recent volatility in the cost of brass castings as a result of fluctuations in commodity prices, particularly for copper and scrap metal at the supplier level, foreign-sourced electronic components as a result of currency exchange fluctuations, and plastic resin as a result of changes in petroleum and natural gas prices;
  the Company’s expanded role as a prime contractor for providing complete AMR/AMI systems to governmental entities, which brings with it added risks, including but not limited to, Company responsibility for subcontractor performance, additional costs and expenses if the Company and its subcontractors fail to meet the agreed-upon timetable with the governmental entity, and the Company’s expanded warranty and performance obligations;
  changes in foreign economic conditions, particularly currency fluctuations in the United States dollar, the euro and the peso;
  the loss of certain single-source suppliers;
  changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and the U.S. Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR/AMI products; and
  legal proceedings.

All of these factors are beyond the Company’s control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.

BADGER METER, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

Six Months Ended June 30,

	2010	2009
Net sales	$136,089,000	$133,087,000
Cost of sales	$85,857,000	$80,314,000
Gross margin	$50,232,000	$52,773,000
Selling, engineering and administration	$28,504,000	$28,648,000
Operating earnings	$21,728,000	$24,125,000
Interest expense	$180,000	$707,000
Earnings before income taxes	$21,548,000	$23,418,000
Provision for income taxes	$8,167,000	$8,688,000
Net earnings	$13,381,000	$14,730,000

Earnings per share:
Basic	$0.90	$1.00
Diluted	$0.89	$0.99

Shares used in computation of:
Basic	14,916,269	14,745,728
Diluted	15,020,163	14,920,358

Three Months Ended June 30,

	2010	2009
Net sales	$74,290,000	$67,763,000
Cost of sales	$47,267,000	$41,162,000
Gross margin	$27,023,000	$26,601,000
Selling, engineering and administration	$14,041,000	$13,944,000
Operating earnings	$12,982,000	$12,657,000
Interest expense	$80,000	$307,000
Earnings before income taxes	$12,902,000	$12,350,000
Provision for income taxes	$4,873,000	$4,593,000
Net earnings	$8,029,000	$7,757,000

Earnings per share:
Basic	$0.54	$0.53
Diluted:	$0.53	$0.52

Shares used in computation of:
Basic	14,924,203	14,769,853
Diluted	15,021,435	14,927,938

BADGER METER, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

Assets	June 30,	December 31,
	2010	2009
	(unaudited)

Cash	$ 2,587,000	$13,329,000
Receivables	50,578,000	35,809,000
Inventories	38,255,000	32,484,000
Other current assets	5,935,000	5,058,000

Total current assets	97,355,000	86,680,000

Net property, plant and equipment	63,975,000	62,871,000
Intangible assets, at cost less accumulated amortization	26,287,000	23,603,000
Other long-term assets	11,576,000	10,904,000
Goodwill	9,847,000	6,958,000

Total assets	$ 209,040,000	$191,016,000

Liabilities and Shareholders’ Equity

Short-term debt and current portion long-term debt	$ 2,610,000	$8,003,000
Payables	17,351,000	10,773,000
Accrued compensation and employee benefits	7,170,000	6,071,000
Other liabilities	7,211,000	1,414,000

Total current liabilities	34,342,000	26,261,000

Long-term employee benefits and other	19,819,000	20,294,000
Shareholders’ equity	154,879,000	144,461,000

Total liabilities and shareholders’ equity	$209,040,000	$191,016,000

CONTACT:
Badger Meter, Inc.
Joan C. Zimmer, (414) 371-5702